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                                                                    EXHIBIT 10.3


                           NORTEL NETWORKS CORPORATION
                             SPECIAL RETENTION PLAN

1. PURPOSE OF THE PLAN.

       The Company considers it essential to the best interests of the Company and its shareholders to secure and encourage the continued employment of Participants with the Company Group for the Covered Period and thereafter. The Company further recognizes that the recent announcement of the pending retirement of its President and Chief Executive Officer may create some uncertainty among Participants concerning their continuing role in the management and direction of the Company Group.

       Accordingly, to reinforce and encourage the continued attention and dedication of Participants to the duties and responsibilities of their employment without distraction, the Board has adopted this Nortel Networks Corporation Special Retention Plan which provides for, among other things, certain special compensation arrangements in the event of a Qualifying Termination of a Participant's employment during the Covered Period.

2. DEFINITIONS.

       (a) "Annual Salary" means a Participant's annual salary rate in effect immediately prior to his or her Termination Date.

       (b) "Board" means the Board of Directors of the Company.

       (c) "Committee" means the joint leadership and resources committee of the Board and of the Board of Directors of Nortel Networks Limited (the "NNL Board") or such other committee of the Board as the Board may designate from time to time as the "Committee" for purposes of the Plan, provided, however, that the Committee may, in its discretion, delegate in writing such of its powers, rights and duties under the Plan, in whole or in part, to such committee, person or persons as it may determine, from time to time, on such written terms and conditions as it may determine.

       (d) "Company Group" means, collectively, the Company and each Person that is an "affiliated body corporate" of the Company, within the meaning of Subsection 2(2) of the Canada Business Corporations Act.

       (e) "Continuation Period" means the period commencing on a Participant's Termination Date and ending, in the case of a Tier I Participant, on the two-year anniversary of such Participant's Termination Date or, in the case of a Tier II Participant, on the eighteen-month anniversary of such Participant's Termination Date.

       (f) "Covered Period" means the period commencing on November 1, 2001 and ending on June 30, 2003.

       (g) "Designated Beneficiary" of a Participant means, with respect to any compensation or benefit to be paid or provided to such Participant pursuant to Section 5 hereof, the person designated by such Participant as his or her beneficiary for the



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       purposes of the plan or arrangement of the Company Group (in addition to this Plan) pursuant to the terms of which such compensation or benefit will be paid or provided; provided, that, if (i) such Participant has not made a designation for purposes of such plan or arrangement or (ii) there is no other plan or arrangement pursuant to which such compensation or benefit will be paid or provided, then the "Designated Beneficiary" of such Participant for purposes of such compensation or benefit means his or her estate. For purposes of the Plan, "estate" includes only the executors or administrators of such estate or any person or persons who have acquired the right to the applicable compensation or benefit directly from the Participant by bequest or inheritance.

       (h) "Disability" means the absence of a Participant from the duties of his or her employment with the Company Group on a full-time basis for a total of six months during any twelve (12) month period as a result of incapacity due to mental or physical illness as determined by a physician selected by and acceptable to such Participant and the Board. A Disability shall not be incurred hereunder until, at the earliest, the last day of the sixth month of such absence.

       (i) "Excluded Replacement Options" means the replacement options covered by a grant to a Participant under the key contributor program of a Stock Option Plan if, on the Termination Date, (i) all of the original options granted to such Participant in connection with the grant of such replacement options have not been exercised or (ii) such original options have been exercised but the replacement options could never become exercisable due to such Participant's failure to continue to own beneficially the required number of common shares of the Company that were acquired on the exercise of the original options, determined in accordance with the terms of the grant of the replacement options.

       (j) "ERTP" means the Nortel Networks Corporation Executive Retention and Termination Plan, as the same may be amended and in effect from time to time.

       (K) "Good Reason" means, when used in connection with the termination by a Participant of his or her employment with the member of the Company Group that then employs such Participant, a termination of such Participant's employment by such Participant following (i) a material and substantial diminution of such Participant's duties, responsibilities and status in effect on the first day of the Covered Period or (ii) a relocation of such Participant's office or home base to an office or home base on a different continent , in any such case, without the prior written consent of such Participant, which condition remains in effect ten (10) days after written notification by such Participant to the SVP Human Resources of the occurrence thereof; provided that a "Good Reason" will not be deemed to have occurred until the end of such ten (10) day period.

       (l) "Option" means any option and related stock appreciation right, if any, granted to a Participant pursuant to any Stock Option Plan, other than the Excluded Replacement Options.

       (m) "Participant" means, collectively or individually, a Tier I Participant and/or a Tier II Participant, as the context requires.


                                       2
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       (n) "Person" means any individual, legal or personal representative, corporation, company, partnership, limited liability company, syndicate, unincorporated association, trust, trustee, government body, regulatory authority or other entity, howsoever designated or constituted.

       (o) "Plan" means this Nortel Networks Corporation Special Retention Plan, including, without limitation, any Exhibit attached hereto, as set forth herein or therein and as the same may be amended or restated and in effect from time to time and "hereto", "herein", "hereof", "herewith" and similar terms refer to this Plan in its entirety, unless a specific provision is specified.

       (p) "Qualifying Termination" means a termination of a Participant's employment with the Company Group (i) by the member thereof that then employs the Participant Without Cause or (ii) by such Participant for Good Reason.

       (q) "Release and Undertaking" means the General Release of Claims and Undertaking of Certain Covenants substantially in the form thereof attached hereto as Exhibit A or in such other form as the SVP Human Resources prescribes (i) from time to time or (ii) for participants located in jurisdictions outside of Canada and the United States of America.

       (r) "RSU" means a restricted stock unit granted pursuant to the RSU Plan.

       (s) "RSU Plan" means the Nortel Networks Limited Restricted Stock Unit Plan, as amended and in effect from time to time.

       (t) "Stock Option Plan" means, as the case may be, the Nortel Networks Corporation 1986 Stock Option Plan As Amended And Restated, as the same may be further amended and in effect from time to time, the Nortel Networks Corporation 2000 Stock Option Plan, as the same may be amended and in effect from time to time, and/or any other stock option or equity incentive plan maintained or assumed by any member of the Company Group for the benefit of employees of the Company Group, as any such plan may be amended and in effect from time to time.

       (u) "SVP Human Resources" means the individual holding the position of senior vice-president responsible for human resources or equivalent at the Company at the applicable time.

       (v) "Termination Date" means, when used in connection with the termination of a Participant's employment with the Company Group, the last date of such Participant's active employment with the member of the Company Group that then employs such Participant.

       (w) "Tier I Participant" means each senior executive of the Company Group who, as of such executive's Termination Date, is identified as a `Tier I Participant' in the records of the Plan maintained by the Committee from time to time during the Covered Period.


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

       (x) "Tier II Participant" means each senior executive of the Company Group who, as of such executive's Termination Date, is identified as a `Tier II Participant' in the records of the Plan maintained by the Committee from time to time during the Covered Period.

       (y) "Without Cause," means when used in connection with the termination of a Participant's employment by any member of the Company Group that then employs such Participant, the termination of such Participant's employment by such member other than due to such Participant's (i) Disability or death or (ii) (w) conviction of, or plea of guilty or nolo contendere to, a criminal offence or felony that involves fraud in connection with the performance by such Participant of the duties of his or her employment with the Company Group or moral turpitude; (x) willful and continued failure substantially to perform the duties of his or her employment with the Company Group (other than any such failure due to such Participant 's physical or mental illness), after a written demand for substantial performance has been delivered to such Participant by the Board, and a reasonable opportunity to cure has been given to such Participant by the Board; (y) material violation of any written agreement between such Participant and any member of the Company Group not to disclose any confidential or proprietary information of the Company Group or confidential or proprietary information of a third person in respect of which the Company Group is under a written confidentiality obligation to such third party of which such Participant has received prior written notice; or (z) fraud or willful and serious misconduct in connection with the performance by such Participant of his or her duties for the Company Group, which, in the case of any such misconduct, has caused direct material injury to the Company Group.

3. ADMINISTRATION.

       The Committee will have full power and complete discretionary authority to operate and administer the Plan in accordance with its terms. In addition to the other powers expressly granted to the Committee under the Plan and subject to the terms of the Plan, the Committee will have full and complete discretionary authority to interpret the Plan and to prescribe such rules and regulations and make all determinations necessary or desirable for the administration and operation of the Plan. All actions taken by the Committee in connection with the Plan and all interpretations, rules, regulations and determinations of the Committee under the Plan will be made by the Committee in its sole and absolute discretion and will be conclusively binding upon all persons.

       No member of the Committee or the Board will be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Company will indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such person is or was a member of the Committee or the Board.

4. TERMINATION OF A PARTICIPANT'S EMPLOYMENT DURING THE COVERED PERIOD.

       In the event of a Qualifying Termination of a Participant's employment as of a Termination Date occurring during the Contract Period, such Participant (or, the event of his or her death, such Participant's Designated Beneficiary) will be entitled to the compensation and


                                       4
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benefits provided in Section 5 hereof, subject to the terms and conditions of such Section 5. In the event of any other termination of a Participant's employment with the Company Group, whether or not during the Covered Period, such Participant will not be entitled to any compensation or benefits pursuant to the Plan.

5. COMPENSATION AND BENEFITS PAYABLE IN CERTAIN CIRCUMSTANCES.

       In the event of a Qualifying Termination of a Participant's employment as of a Termination Date occurring during the Contract Period, provided such Participant executes and delivers to the Company the Release and Undertaking and such Participant refrains from revoking such Release and Undertaking to the extent permitted therein and complies with the covenants therein, such Participant (or, the event of his or her death, such Participant's Designated Beneficiary) will be entitled to the following compensation and benefits, at the time or times specified in this Section 5:

       (a) Within thirty (30) days following such Participant's Termination Date, a lump sum cash payment equal to such Participant's accrued but unpaid salary for the period to and including such Participant's Termination Date, together with an amount equal to the cash value of any accrued but unused vacation entitlement to such Participant's Termination Date.

       (b) Within thirty (30) days of submission by such Participant of proper expense reports, reimbursement in accordance with the Company's expense reimbursement policy for its senior executives for all expenses incurred by such Participant in connection with the business of the Company Group on or prior to such Participant's Termination Date.

       (c) Within one hundred and twenty (120) days following such Participant's Termination Date, a lump sum cash payment equal to the sum of the amounts under the clauses (i) and (ii):

              (i) The product of (A) 2, in the case of a Tier I Participant, or 1.5, in the case of a Tier II Participant, multiplied by
                     (B) such Participant's Annual Salary; and

              (ii) An amount equal to the excess of (A) 100% of the annual bonus that such Participant would have been entitled to receive pursuant to the executive management incentive award plan(s) of the Company group in which such Participant was entitled to participate for the fiscal year of the Company which includes such Participant's Termination Date had (x) such Participant remained in the continuous employment of the Company Group until at least the last day of such fiscal year and (y) all members of the Company Group and such Participant each achieved 100% of their respective performance objectives, if any, established for such fiscal year and otherwise fulfilled all other relevant eligibility criteria, with any applicable factors set at mid-range, over (B) the sum of any mid-year payments received prior to the Termination Date by such Participant pursuant to such plan(s) for such fiscal year.


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       (d) Outplacement counseling services of a firm chosen from time to time by such Participant, for a period not to exceed 18 months following such Participant's Termination Date.

       (e) Continued coverage of such Participant and his or her eligible dependents during the Continuation Period under the Company Group life insurance, medical, dental, health and disability plans or arrangements in which such Participant a participant immediately prior to such Participant's Termination Date at a cost to such Participant that is no greater than the actual amount that such Participant paid for such coverage immediately prior to such Participant's Termination Date and otherwise in accordance with the terms of such plans and arrangements as in effect immediately prior to such Participant's Termination Date; provided however that if continued coverage under any such plan or arrangement is not permitted under the terms thereof or under applicable law, the Company will pay an amount to such Participant in cash sufficient to enable such Participant to purchase substantially equivalent coverage for the Continuation Period on an individual basis, at a cost to such Participant (determined on an after-tax basis to such Participant) that is no greater than that paid by such Participant for such coverage immediately prior to such Participant's Termination Date.

       (f) If such Participant is 50 years of age or older on his or her Termination Date and such Participant is a participant in the Supplementary Executive Retirement Plan of the Company prior to his or her Termination Date, such Participant will receive credit for an additional number of years of service (including partial years) for all purposes under such Supplementary Executive Retirement Plan equal to the lesser of (i) the amount by which (A) 60 exceeds (B) such Participant's age as of his or her Termination Date and (ii) five.

       (g) With respect to any RSUs allocated to such Participant under the RSU Plan that have not been settled in full prior to such Participant's Termination Date, such Participant will be entitled to settlement and payment of such RSUs (i) in accordance with Section 6(d) of the RSU Plan, with the amount of such payment to be calculated as described in subparagraph (x) of Section 6(d)(i) of the RSU Plan as if the Performance Period (as defined in the RSU Plan) had ended and the Performance Criteria (as defined in the RSU Plan) had been achieved (but not exceeded) on the day preceding such Participant's Termination Date, and
       (ii) in cash pursuant to Section 6(e) of the RSU Plan.

       (h) With respect to any Options granted to such Participant that are outstanding as of such Participant's Termination Date, the Company will cause (A) all such Options to become fully exercisable as of such Termination Date and thereafter to remain exercisable by such Participant (or, in the event of his or her death, by his or her Designated Beneficiary) in accordance with the applicable Stock Option Plan and (B) the Continuation Period to be treated for all purposes under such Stock Option Plans (other than eligibility for new grants) as a period of continued employment of such Participant with the Company Group.

       (i) Such Participant will be entitled to all compensation and benefits payable, earned or accrued under any plan, policy, program or practice of any member of the Company Group in which such Participant was a participant during his employment with the


                                       6
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       Company Group in accordance with the generally applicable provisions thereof; provided that (i) except for the ERTP, such Participant shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing for any severance compensation or benefits, including, without limitation, the Nortel Networks Severance Plan, and (ii) with respect to the ERTP, any compensation or benefits payable to such Participant pursuant to the ERTP in connection with any termination of such Participant's employment will be reduced by any compensation and/or benefits paid or provided to such Participant pursuant to the Plan.

6. NO MITIGATION; OFFSET.

       Participants will not be required to mitigate the amount of any compensation or benefits payable pursuant to the Plan by seeking other employment or otherwise. The amount of any such compensation or benefits shall not be reduced by any compensation or other amounts paid to or earned by a Participant as the result of employment with another employer or otherwise after such Participant's Termination Date, except that continued benefits provided to a Participant pursuant to Section 5(f) will be reduced or canceled to the extent of any comparable benefit coverage offered to such Participant during his or her Continuation Period by a subsequent employer or other Person for which such Participant performs services, including but not limited to consulting services, after such Participant's Termination Date.

7. PAYMENT OBLIGATIONS ABSOLUTE.

       The obligations of the Company Group to pay or provide a Participant who satisfies the conditions therefor the compensation and benefits specified in
Section 5 are absolute and unconditional and will not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which any member of the Company Group may have against such Participant or anyone else or any claim or right which any member of the Company Group may have pursuant to any provision hereof. All amounts payable by the Company hereunder shall be paid without notice or demand. All compensation and benefits paid or provided pursuant to the Plan will be final and no member of the Company Group will seek to recover all or any part of such compensation or benefits from any Participant or from whosoever may be entitled thereto, for any reason whatsoever. Notwithstanding the foregoing, in the event a Participant breaches his or her covenants or obligations under the Release and Undertaking, the Company Group may, in addition to any other remedies available to it, seek to recover compensation or benefits paid or provided to such Participant pursuant to the Plan.

8. ARBITRATION OF DISPUTES

       (a) Any disputes arising under the Plan will be resolved by binding arbitration under the Arbitration Act, 1991 (Ontario) or the International Commercial Arbitration Act (Ontario), depending upon the office or home base of the Participant involved in such dispute, including the interpretation, validity, enforceability or applicability of the Plan under any circumstances, the entitlement of any individual to any compensation or benefits under the Plan or the calculation or determination of any amounts due under the Plan. Notwithstanding the foregoing, disputes relating to or in respect of any of the covenants or obligations of a Participant or the rights or remedies of any member of the


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       Company Group under any applicable provision of the Release and
       Undertaking will be resolved as provided in the Release and Undertaking.

       (b) Any arbitrator appointed to resolve any dispute under the Plan will be a disinterested Person or alternative dispute resolution service of recognized competence.

       (c) Each of the Company and the Participant involved in the dispute will act reasonably to come to agreement as to the identity of an appropriate arbitrator with respect to the particular dispute at issue. If the Company and such Participant cannot agree on the identity of the arbitrator, each will submit to binding arbitration before a single arbitrator selected from the roster of available arbitrators selected by CPR Institute for Dispute Resolution, JAMs/Indispute or the Canadian Foundation for Dispute Resolution (CFDR) depending upon the site for such arbitration. Arbitrations hereunder will be governed by the laws of Ontario. The arbitrator will not have the right to confer any rights with respect to the trade secrets, confidential or proprietary information or other intellectual property rights of any member of the Company Group upon any Participant or any third party and this arbitration provision will not preclude the Company Group from seeking legal and equitable relief from any court having jurisdiction with respect to disputes or claims relating to or arising out of the misuse or misappropriation of any intellectual property of any member of the Company Group.

       (d) The determination of any arbitrator appointed in accordance with this
       Section 8 will be final and binding on the affected Participant and the Company Group.

       (e) Any arbitration proceedings required to be conducted pursuant to the Plan will be conducted in the location agreed to by the parties, but if the parties cannot agree, in the Municipality of Metropolitan Toronto.

       (f) Each party will bear its own costs and expenses for arbitration or litigation arising in connection with the Plan, except that the Company will pay all of the fees and expenses of the arbitrator. The Participant who institutes the arbitral proceedings provided hereunder may apply at the conclusion of such proceedings to the arbitrator for the reimbursement for the legal fees and expenses expended in connection with the arbitral proceedings and the arbitrator will have jurisdiction to determine whether payment of such Participant 's legal fees and expenses is reasonable in the circumstances and the amounts to be reimbursed by the Company, if any.

9. SUCCESSORS AND ASSIGNS; BINDING OBLIGATIONS.

       (a) The Plan will inure to the benefit of and be binding upon Participants and their respective heirs, executors, administrators and other legal personal representatives and upon the Company and its successors and assigns, including, in the case of the Company, any corporation or corporations acquiring directly or indirectly all or substantially all of the business or assets of the Company, whether by merger, consolidation, sale or otherwise, but shall not otherwise be assignable by the Company.



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       (b) Without limitation of Section 9(a), the Company will require any successor (whether direct or indirect, by merger, consolidation, sale or otherwise) to all or substantially all of the business or assets of the Company, by a written agreement, expressly, absolutely and unconditionally to assume and agree to perform the covenants and obligations of the Company under the Plan in the same manner and to the same extent as the Company would have been required to perform if no such succession had taken place.

10. NOTICES.

       All notices, requests, demands and other communications required or permitted to be given by the Company or by any Participant (including, without limitation, any notice of termination of employment) will be in writing and will be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the following addresses:

       (a) If to the Company, at its principal executive offices, to the attention of the SVP Human Resources.

       (b) If to a Participant, to the most recent address provided to the Company and set forth in the Company's records.

11. SEVERABILITY.

       If any term or provision of the Plan or the application thereof to any person or circumstance is to any extent held invalid or unenforceable, the remainder of the Plan or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each term and provision of the Plan will be valid and enforceable to the fullest extent permitted by law.

12. GOVERNING LAW.

       The Plan will in all respects be governed by, and construed and enforced in accordance with, the laws of Ontario, without reference to its principles of conflicts of law.

13. CERTAIN WITHHOLDINGS.

       The Company may withhold from any amounts payable to a Participant hereunder all federal, state, city, provincial and other taxes and social charges required to be withheld pursuant to any applicable law or regulation.

14. NO OBLIGATION TO EMPLOY.

       The Plan does not obligate the Company Group to continue to employ any Participant for any specific period of time, or in any specific role or geographic location. Subject to the terms of any applicable written employment agreement between any member of the Company Group and a Participant and applicable law, the Company Group may assign that

Participant to other duties, and either the Company Group or the Participant may terminate the Participant's employment at any time for any reason.

15. EFFECTIVE DATE OF PLAN; AMENDMENT AND TERMINATION.

       (a) The Plan will become effective on August 1, 2001.

       (b) The Company, by action of the Board, may amend the Plan at any time and from time to time, in whole or in part, provided that no such amendment will be effective with respect to any Participant whose rights under the Plan would be adversely affected thereby unless consented to in writing by the Company and such Participant.

       (c) The Plan will automatically terminate upon the expiration of the Covered Period unless extended by the Board, on such terms and conditions as the Board determines in its sole and absolute discretion. Prior to the expiration of the Covered Period, the Plan may not be suspended or terminated unless such suspension or termination is consented to in writing by the Board and by each Participant affected by such suspension or termination.


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

                                                                       EXHIBIT A



                          GENERAL RELEASE OF CLAIMS AND
                        UNDERTAKING OF CERTAIN COVENANTS

       WHEREAS, Executive served as a senior executive officer of the Company Group and is a Participant in the Nortel Networks Corporation Special Retention Plan (the "Plan");

       WHEREAS, Executive's employment with the Company Group is terminating in a Qualifying Termination, effective as of the date hereof (the "Date of Termination"), and, in connection therewith, Executive is entitled to certain compensation and benefits, subject to and in accordance with the terms of the Plan (such payments and benefits referred to herein as the "Termination Benefits"); and

       WHEREAS, it is a condition to the obligation of the Company to pay or provide the Termination Benefits to Executive that Executive execute and deliver this General Release of Claims and Undertaking of Certain Covenants (this "Release and Undertaking") and that Executive refrain from exercising his right under Section 6 hereof to revoke this Release and Undertaking and Executive comply with his covenants and obligations hereunder.

       NOW, THEREFORE, in consideration of the payment or provision to Executive of the Termination Benefits, each of Executive and the Company hereby agree as follows:

1. Certain Defined Terms. Capitalized terms used herein without definition shall have meanings assigned thereto in the Plan.


2. Executive's Termination and Resignation. The Company and Executive hereby acknowledge and agree that Executive's employment with the Company Group terminated effective as of the Date of Termination. Executive hereby resigns from each of his employment positions with each member of the Company Group, effective as of the Date of Termination. Executive will execute and deliver such additional documents evidencing or effectuating such resignations as the Company may reasonably request.

3.     Executive's General Release of Claims and Waiver.


              (a) EXECUTIVE, ON HIS OWN BEHALF AND ON BEHALF OF HIS AGENTS, REPRESENTATIVES, ASSIGNS, HEIRS, EXECUTORS AND ADMINISTRATORS (COLLECTIVELY, THE "EXECUTIVE RELEASORS") HEREBY FULLY AND UNCONDITIONALLY RELEASES, REMISES, ACQUITS AND FOREVER DISCHARGES EACH MEMBER OF THE COMPANY GROUP AND EACH OF THEIR AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, AGENTS, EMPLOYEES, CONSULTANTS, INDEPENDENT CONTRACTORS, ATTORNEYS, ADVISERS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "COMPANY RELEASEES"), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, CHARGES, COMPLAINTS, DEMANDS, COSTS, RIGHTS, LOSSES, DAMAGES AND OTHER LIABILITY WHATSOEVER, KNOWN OR UNKNOWN (COLLECTIVELY, THE "CLAIMS"), WHICH EXECUTIVE HAS OR MAY HAVE AGAINST ANY COMPANY RELEASEE ARISING ON OR PRIOR TO THE DATE OF THIS RELEASE, INCLUDING BUT NOT LIMITED TO, CLAIMS IN RESPECT OF EXECUTIVE'S EMPLOYMENT WITH, OR

       TERMINATION OF EMPLOYMENT FROM, ANY AND ALL MEMBERS OF THE COMPANY GROUP OR EXECUTIVE'S RELATIONSHIP WITH ANY MEMBER OF THE COMPANY GROUP, DISMISSAL, REDUNDANCY, WRONGFUL TERMINATION, BREACH OF CONTRACT, FRAUD, DECEIT, NEGLIGENCE, MISREPRESENTATION, DEFAMATION, DISABILITY, DISCRIMINATION OF ANY TYPE, UNLAWFUL DEDUCTION FROM WAGES, BREACH OF RIGHTS OR ENTITLEMENTS UNDER THE UNITED STATES AGE DISCRIMINATION IN EMPLOYMENT ACT, THE UNITED STATES AMERICANS WITH DISABILITIES ACT OF 1990, THE UNITED STATES FAMILY AND MEDICAL LEAVE ACT OF 1993, TITLE VII OF THE UNITED STATES CIVIL RIGHTS ACT OF 1964, 42 U.S.C. SS. 1981, THE LAWS OF THE [EITHER STATE OF [INSERT STATE OF RESIDENCE OF EXECUTIVE, IF APPLICABLE] OR PROVINCE OF [INSERT PROVINCE OF RESIDENCE OF EXECUTIVE, IF APPLICABLE] OR [INSERT COUNTRY OF RESIDENCE OF EXECUTIVE, IF APPLICABLE]], THE LAWS OF CANADA AND ANY WORKERS' COMPENSATION OR DISABILITY CLAIMS OR ANY OTHER FEDERAL, STATE, LOCAL, PROVINCIAL, COMMON OR OTHER LAW, OTHER THAN THE EXCLUDED CLAIMS (AS DEFINED BELOW). EXECUTIVE FURTHER AGREES THAT HE WILL NOT FILE OR PERMIT TO BE FILED ON HIS BEHALF ANY SUCH CLAIM. NOTWITHSTANDING THE PRECEDING SENTENCE OR ANY OTHER PROVISION OF THIS RELEASE AND UNDERTAKING, THIS RELEASE AND UNDERTAKING IS NOT INTENDED TO INTERFERE WITH EXECUTIVE'S RIGHT TO FILE A CHARGE WITH THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION (THE "EEOC") IN CONNECTION WITH ANY CLAIM HE BELIEVES HE MAY HAVE AGAINST ANY MEMBER OF THE COMPANY GROUP. HOWEVER, BY EXECUTING THIS RELEASE, EXECUTIVE HEREBY WAIVES THE RIGHT TO RECOVER IN ANY PROCEEDING EXECUTIVE MAY BRING BEFORE THE EEOC OR ANY STATE HUMAN RIGHTS COMMISSION OR IN ANY PROCEEDING BROUGHT BY THE EEOC OR ANY STATE HUMAN RIGHTS COMMISSION ON EXECUTIVE'S BEHALF. NOTWITHSTANDING THE PRECEDING SENTENCE OR ANY OTHER PROVISION HEREOF, THIS RELEASE IS FOR ANY RELIEF, NO MATTER HOW DENOMINATED, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WAGES, BACK PAY, FRONT PAY, COMPENSATORY DAMAGES, AND PUNITIVE DAMAGES.

              (b) Executive acknowledges that the Termination Benefits that Executive is receiving in connection with this Release and Undertaking are in addition to anything of value to which Executive is already entitled from the Company Group or any other Company Releasee.

              (c) For purposes of this Release and Undertaking, the term "Excluded Claims" means claims to enforce any of Executive's rights under or pursuant to this Release and Undertaking, claims for any Termination Benefits payable pursuant to and on the conditions set forth in the Plan or, with respect to Executive's employment with the Company Group prior to the Date of Termination, the Company's indemnification arrangements for directors and officers as in effect from time to time.

4. Restrictive Covenants. Executive hereby covenants and agrees, for the benefit of the Company Group, as follows.


              (a) Unauthorized Disclosure. During the period following any termination of Executive's employment with the Company Group, without the prior written consent of the Board or its authorized representative, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive will use his best efforts to consult with the Board prior to responding to any such order or subpoena, Executive will not disclose (i) the existence or content of this

       Release and Undertaking or the Plan, except to financial or legal advisors, or (ii) any confidential or proprietary trade secrets, customer lists, drawings, designs, programs, software, protocols, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including but not limited to data and other information relating to members of the Board or of the Board of Directors of any other member of the Company Group or to management of any member of the Company Group), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (i) relating to any member of the Company Group or (ii) that any member of the Company Group may receive belonging to suppliers, customers or others who do business with any member of the Company Group (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Executive's breach of this Section 4(a)).

              (b) Non-Solicitation of Employees. During the period ending on the first anniversary of the Termination Date (the "Restriction Period"), Executive will not, directly or indirectly, for his own account or for the account of any other Person, anywhere in the world, solicit for employment, employ or otherwise interfere with the relationship of any member of the Company Group with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for any member of the Company Group at any time during the six-month period preceding such solicitation, employment or interference.

              (c) Non-Solicitation of Customers. During the Restriction Period, Executive will not, directly or indirectly, for his own account or for the account of any other Person, anywhere in the world, solicit or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of any member of the Company Group with any Person which is or was a customer, client or distributor of any member of the Company Group at any time during the twelve-month period preceding the Termination Date.

              (d) Non-Disparagement. Executive will not, publicly or privately, disparage or otherwise make any derogatory statement (whether written or oral) in respect of the Company Releasee or the conduct of any of their respective business or professional activities.

              (e) Injunctive Relief. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in this
       Section 4 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company Group irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company will be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have. The Company, Employer and Executive hereby irrevocably submit to the exclusive jurisdiction of the courts of Ontario located in

       Ontario, Canada in respect of the injunctive remedies set forth in this
       Section 4(d) and the interpretation and enforcement of this Section 4 insofar as such interpretation and enforcement relate to any request or application for injunctive relief in accordance with the provisions of this Section 4(d).

5. Knowing and Voluntary Waiver by Executive. Executive acknowledges that he is entering into this Release and Undertaking voluntarily and, by his act of signing below, Executive agrees to all of the terms of this Release and Undertaking and intends to be legally bound thereby.

6. Acknowledgement by Executive of his Right to Consider and Revoke This Release; Effective Date of this Release.


              (a) Executive understands, agrees and acknowledges that:

              1. he has been advised and encouraged by the Company to have this Release and Undertaking reviewed by legal counsel of Executive's own choosing and that he has been given ample time to do so prior to his signing this Release and Undertaking;
              2. he has been provided at least twenty-one (21) days to consider this Release and Undertaking and to decide whether to agree to the terms contained herein;
              3. he will have the right to revoke this Release and Undertaking during the seven (7) day period following the date Executive signs this Release and Undertaking by giving written notice of his revocation to [___________] of the Company at [Address] on or prior to the seventh day after the date Executive signs this Release and if Executive exercises his right to revoke this Release and Undertaking, he will forfeit his right to receive any of the Termination Benefits;
              4. the Termination Benefits provided herein will not be paid to Executive until at least eight (8) days after Executive signs this Release and Undertaking and will be paid only if Executive does not revoke this Release and Undertaking pursuant to (iii) above; and
              5. by signing this Release and Undertaking, Executive represents that he fully understands the terms and conditions of this Release and Undertaking and intends to be legally bound by them.

              (b) This Release and Undertaking will become effective, enforceable and irrevocable seven (7) days after the date on which it is executed by Executive and provided it is not revoked by Executive during such seven day period (the "Effective Date").

7. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Ontario, without reference to its principles of conflicts of laws.

8. Severability. The parties hereto intend that the validity and enforceability of any provision of this Release and Undertaking will not affect or render invalid any other provision of this Release and Undertaking. If any term or provision of this Release and Undertaking or the application thereof to any person or circumstance is to any extent held invalid or unenforceable, the remainder of this Release and Undertaking or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected thereby, and each term and provision of this Release and Undertaking will be valid and enforceable to the fullest extent permitted by law.

9. Binding Agreement. This Release and Undertaking will be binding on and will inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, executors, successors and assigns.

       IN WITNESS WHEREOF, the Company, by its duly authorized representative, has caused this Release and Undertaking to be executed and Executive has signed this Release and Undertaking, in each such case, as of the ___ day of ______, 200_.

                           NORTEL NETWORKS CORPORATION


                           --------------------------------------------
                           By:
                           Title:



                           --------------------------------------------
                           EXECUTIVE

ACKNOWLEDGMENT


         [STATE OF ___________________)
                                           ss:
         COUNTY OF____________________)]

On the ____ day of __________, 200_, before me personally came ________. ______
who, being by me duly sworn, did depose and say that he resides at [      ]; and
did acknowledge and represent that he has had an opportunity to consult with attorneys and other advisers of his choosing regarding the General Release of Claims and Undertaking of Certain Covenants to which this Acknowledgment is attached, that he has reviewed all of the terms of the General Release of Claims and Undertaking of Certain Covenants and that he fully understands all of its provisions, including, without limitation, the knowing and voluntary waiver set forth therein.

Notary Public


Date:
     -------------------------------